Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: TXMD
March 15, 2013	TRADED: OTCQB

TherapeuticsMD Announces Pricing of Public Offering of Common Stock

BOCA RATON, Fla. - March 15, 2013 - (BUSINESS WIRE) - TherapeuticsMD, Inc. (TXMD) today announced the pricing of its previously announced underwritten public offering of 29,411,765 shares of its common stock, offered at a price of $1.70 per share to the public. The gross proceeds to TherapeuticsMD from this offering are expected to be approximately $50.0 million, before deducting underwriting discounts, commissions, and other estimated offering expenses payable by TherapeuticsMD. All of the shares in the offering are to be sold by TherapeuticsMD. The offering is expected to close on or about March 20, 2013, subject to the satisfaction of customary closing conditions. TherapeuticsMD has granted the underwriters a 30-day option to purchase up to an aggregate of 4,411,765 additional shares of common stock to cover over-allotments, if any.

Jefferies LLC acted as sole book-running manager for the offering, and Noble Financial Capital Markets acted as co-manager.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and has been declared effective by the SEC. A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the final prospectus supplement may also be obtained from the offices of Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, by telephone at (877) 547-6340, or by e-mail at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TherapeuticsMD

TherapeuticsMD, Inc. is a women’s healthcare product company focused on creating and commercializing products targeted exclusively for women. The Company currently manufactures and distributes branded and generic prescription prenatal vitamins as well as over-the-counter vitamins and cosmetics. The Company is currently focused on conducting the clinical trials necessary for regulatory approval and commercialization of advanced hormone therapy pharmaceutical products designed to alleviate the symptoms of and reduce the health risks resulting from menopause-related hormone deficiencies.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding TherapeuticsMD’s expectations with respect to the completion and timing of the proposed public offering, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the proposed public offering, risks and uncertainties associated with TherapeuticsMD’s business and finances in general, and other risks detailed in TherapeuticsMD’s annual report on Form 10-K filed with the SEC on March 12, 2013 and other filings with the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and TherapeuticsMD undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Contact:
Daniel A. Cartwright	Lisa M. Wilson
Chief Financial Officer	In-Site Communications, Inc.
TherapeuticsMD, Inc.	Healthcare Investor Relations
(561) 961-1911	(917) 543-9932

# # #